Exhibit 99.1

News Release

T1 Energy Reports Fourth Quarter and Full-Year 2025 Results

Austin, TX and New York, NY, March 31, 2026, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today reported financial and operating results for the fourth quarter and full-year 2025. The Company will hold a conference call today at 8:00 am EDT.

Headlines

▪	Construction proceeding on schedule at G2_Austin, timeline for production unchanged. Construction on the first 2.1 GW phase of T1’s flagship U.S. solar cell fab, G2_Austin, is progressing according to plan. Since the start of construction in mid-December, T1 has together with Yates & Sons Construction Company as the General Contractor, progressed construction to allow for the planned initiation of steel erection in April. Long lead items have been ordered, including the contract award to Laplace Renewable Energy Technology for turnkey delivery of the Production Line Equipment. By deploying cash from T1’s balance sheet in the initial stages of construction, the Company has reduced the remaining estimated capital spending for Phase 1 of G2_Austin to approximately $350 million. T1 remains on track to start of production for Phase 1 in the fourth quarter of 2026.

▪	G1_Dallas quarterly production and sales set T1 record in Q4 2025. Achieved record quarterly module production for T1 of 1.13 GW, generating record net sales of $358.5 million, in Q4 2025. The Company also added two large utility-scale customers to its merchant sales base during Q4, underscoring the commercial traction T1 is gaining from the successful ramp up of G1_Dallas. For the full-year 2025, T1 produced 2.79 GW at G1_Dallas, in line with previous guidance of 2.6 – 3.0 GW.

▪	Capital formation initiatives advancing, targeting full financial close for G2_Austin early in Q2 2026. As previously disclosed, T1 has been pursuing a range of options to fund the remaining capital spending on the 2.1 GW Phase 1 of G2_Austin. During and subsequent to the fourth quarter, the Company has advanced potential funding pathways in the private and public markets on parallel tracks. With the equity capital T1 has already invested into construction of G2_Austin, the remaining Phase 1 funding requirement now stands at approximately $350 million. T1 intends to select an optimal solution early in the second quarter to achieve full financial close.

T1 Energy Inc.	News Release

“2025 was a defining year for T1 Energy as we advanced our strategy to build America’s first vertically integrated, silicon-based solar platform,” said Dan Barcelo, Chairman and Chief Executive Officer of T1 Energy. “We expanded our commercial partnerships, highlighted by a long-term offtake agreement with Treaty Oak Clean Energy, ramped production and sales at our fully operational G1_Dallas facility, and secured over $440 million in strategic capital to accelerate our growth and enhance T1’s competitive position as an American solar leader. Construction commenced on Phase 1 of our G2_Austin facility, and we executed a series of transactions to preserve eligibility for Section 45X tax credits—culminating in our first successful sale of Section 45X tax credits to a U.S. financial institution. Entering 2026, we’re building on this momentum as we execute our plan to build a vertically integrated U.S. polysilicon solar supply chain and seek to position T1 Energy as a leading U.S. energy producer and cash-flow powerhouse.”

Board Updates

This morning, T1 announced that its board of directors (the “Board”) has elected Robert Hammond, who brings more than 40 years of experience in the energy industry, as an independent director of the Company. Mr. Hammond has also been appointed as a member of the Board’s Audit and Risk Committee and its Compensation Committee, effective as of his election to the Board. T1 also announced that Tore Ivar Slettemoen and Mingxing “Charles” Lin have each resigned from the Board, effective immediately.

“As Founder and an early-stage investor in T1’s predecessor company, and later as a Board member, Tore Ivar has been instrumental to our rapid global corporate transformation,” said Dan Barcelo, Chairman and Chief Executive Officer of T1 Energy. “He’s brought deep industrial expertise and valuable insights to the group, and he remains one of T1’s largest investors. On behalf of T1’s Board of Directors, I wish Tore Ivar all the best and thank him for his years of dedicated service to the Company.”

“The Board also thanks Charles for his service as we welcome Robert Hammond to T1’s Board of Directors. Robert joins T1’s Board with decades of energy sector and leadership experience, and we look forward to working with him as we scale up T1’s U.S solar supply chain.”

T1 Energy Inc.	News Release

Highlights of Fourth Quarter 2025 and Subsequent Events

▪	Treasury guidance supports T1’s tax credit eligibility. In February, T1 published a press release indicating that initial U.S. Treasury guidance on Foreign Entity of Concern (“FEOC”) restrictions was consistent with T1’s expectations and supportive of the Company’s analysis of its eligibility for Section 45X tax credits. The release followed several months of detailed compliance efforts, capital raising, debt repayment, intellectual property restructuring, and other key agreements, culminating in the series of transactions designed to secure compliance with FEOC requirements that we announced on December 30, 2025.

▪	Strategic transactions lay groundwork for T1 to deliver FEOC compliant solar modules to customers in 2026 and beyond. In December, T1 announced that the Company concluded a series of transactions with Trina Solar and other parties to allow T1 to continue its eligibility in 2026 for Section 45X tax credits. The transactions included debt repayment, removal of Trina’s right to appoint a covered officer, a new intellectual property licensing agreement with Evervolt Green Energy Holding Pte Ltd., and the purchase of solar cells from a supplier that provided certifications of its non-FEOC status.

▪	T1 executes first sale of Section 45X tax credits. In December, T1 announced that it completed a $160 million sale of Section 45X production tax credits (“PTCs”) to a leading, investment grade buyer of tax credits. T1 executed the Tax Credit Purchase and Sale Agreement in December at a price of $0.91 per dollar of PTC generated.

▪	T1 and Treaty Oak execute strategic partnership. In December, the Company announced that it signed a three-year contract to supply independent power producer Treaty Oak Clean Energy, LLC with a minimum of 900 MW of solar modules built with domestic solar cells from T1’s planned G2_Austin solar cell fab.

▪	T1 starts construction on 2.1 GW Phase One of G2_Austin U.S. solar cell fab. Following the Company’s capital formation activities in Q4 2025, T1 announced that construction began on its G2_Austin solar cell fab in December 2025. Phase 1 of G2_Austin brings an anticipated $400 - $425 million capital investment in advanced American manufacturing and is part of T1’s ongoing commitment to building a strong domestic silicon-based manufacturing industry, bolstering American energy security and creating skilled American jobs.

T1 Energy Inc.	News Release

▪	T1 prices concurrent public offerings of convertible senior notes due 2030 and common stock. In December 2025, T1 announced the pricing of its previously announced underwritten public offerings of $161 million aggregate principal amount of its 5.25% convertible senior notes due 2030 and 32,525,254 shares of its common stock at a public offering price of $4.95 per share.

2026 – 2027 Business Outlook

▪	Maintaining 2026 production and sales guidance of 3.1 – 4.2 GW. T1 is sourcing cells during the 2026 bridge year to the expected start of G2_Austin production through international suppliers who have certified their non-FEOC status. In total, T1 plans to produce between 3.1 – 4.2 of modules at G1_Dallas in 2026 using cells sourced from an expanding global vendor network. As the Company continues to engage and qualify new suppliers to G1, T1 is increasingly confident in its ability to procure cells closer to the high-end of this targeted range.

▪	T1 has 3 GW of G1_Dallas production contracted for 2026. As previously disclosed, T1 has 3 GW of either cost plus or fixed margin G1 customer contracts in place for 2026. Additionally, the Company is monitoring a few significant swing factors that could materially impact 2026 sales, module pricing, earnings and cash flow. These factors include a potential ruling in the U.S. Secretary of Commerce’s Section 232 investigation into foreign-sourced polysilicon; the potential to source third-party cells above the high-end of T1’s targeted range; and customer safe harboring activity as developers work within the new 2026 regulatory framework. T1 intends to provide detailed 2026 guidance as the potential range of outcomes for these swing factors narrows.

▪	Maintaining integrated G1/G2 operating and financial guidance. There are no changes to T1’s annual run-rate Adjusted EBITDA guidance for the staged integrated production between G1_Dallas and G2_Austin. Upon completion of the first 2.1 GW phase of G2, T1 expects to generate annualized run-rate Adjusted EBITDA of $375 - $450 million during 2027. Fully integrated production of 5 GW each between G1 and G2 is expected to produce an annualized Adjusted EBITDA run-rate of $650 - $700 million.

T1 Energy Inc.	News Release

Q4 and Full-Year 2025 Results Overview

▪	T1 Energy reported a net loss attributable to common stockholders for the fourth quarter of 2025 of $190.0 million, or $(0.87) per share, compared to a net loss of $367.2 million, or $(2.59) per share, for the fourth quarter of 2024. Net loss from continuing operations was $153.0 million, or $(0.70) per share, for the fourth quarter of 2025 compared to $30.8 million, or $(0.22) per share, for the fourth quarter of 2024. Net loss from discontinued operations was $36.1 million, or $(0.17) per share, for the fourth quarter of 2025 compared to $336.4 million, or $(2.37) per share for the fourth quarter of 2024.

▪	For the full-year 2025 T1 reported a net loss attributable to stockholders of $380.8 million, or $2.19 per diluted share, of which $0.26 per share was from discontinued operations, compared to a net loss for the full-year 2024 of $450.2 million, or $3.20 per diluted share, of which $2.72 per share was from discontinued operations.

▪	As of December 31, 2025, T1 had cash, cash equivalents, and restricted cash of $270.8 million, of which $182.5 million was unrestricted cash.

Presentation of Fourth Quarter and Full-Year 2025 Results

A presentation will be held today, March 31, 2026, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the fourth quarter and full-year 2025. The results and presentation material will be available for download at https://ir.t1energy.com/.

Participants can access the conference call by clicking the following link and completing the online registration form. Upon registering participants will receive the dial-in info and PIN to join the call.

The call will also be available by clicking the webcast link.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

T1 Energy Inc.	News Release

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to T1’s strategy of developing as an integrated U.S. solar and storage leader, power U.S. AI development and energy dominance and establishing a domestic solar supply chain (including its desired position as the first vertically integrated American silicon-based advanced solar company); T1’s ability to build commercial traction with U.S. customers; T1’s ability to generate meaningful long-term shareholder value; T1's project financing and development of G2_Austin and related timeline (including the timing for funding and completing G2_Austin); T1’s financial and operating performance and guidance (including 2026 operating and financial guidance) and any projected business outlook; the growth of U.S. electricity demand; T1’s commercial presence and ability to grow its U.S. customer base; T1’s ability to meet its production plan and pursue strategic partnerships; T1’s capital formation opportunities and the timing thereof; any cell procurement targets and indications of customer demand in 2026; T1’s ability to optimize its capital structure; the ramp up of production and revenues at G1_Dallas (including the timing for module production); discussions with utilities/developers to explore strategic partnerships; any commercial funnel of sales opportunities for 2026 and beyond (including customer pursuits, advanced opportunities and ongoing discussions with customers); and T1’s ability to meet its strategic priorities to fund and build T1’s integrated polysilicon solar supply chain and enhance its profitability and capital structure. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025, and (ii) T1’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025, including risks related to: (1) T1's ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1's internal control over financial reporting that T1 have previously identified and a material weakness that T1 identified for the fiscal year ended December 31, 2025, or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the of the Code and (x) rely on third-party warranties; (2) the concentration of T1's operations in Texas and its dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions, changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1's products and competitive position; (5) the outcome of any legal proceedings relating to T1's products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (6) the capital-intensive nature of T1's business and its ability to raise additional capital on attractive terms or service its debt. All the above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 Energy Inc.	News Release

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measures

T1 reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA presented herein is a supplemental measure of T1’s performance that is not required by, or presented in accordance with, GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

T1 defines Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, and further adjusted to exclude certain items that management does not consider indicative of the Company’s core operating performance, including, but not limited to, non-cash charges, non-recurring items, and non-operating gains or losses. These adjustments include impairment charges, losses on debt extinguishment, losses on settlement of derivative liabilities, share-based compensation, fair value adjustments of warrant and derivative liabilities, and non-recurring transaction expenses. Our Adjusted EBITDA measure was re-defined in the fourth quarter of 2025 to also exclude certain non-recurring transaction expenses. The historical presentation of Adjusted EBITDA in this press release has been recast to conform to the revised definition.

T1 uses Adjusted EBITDA as a key measure in evaluating its financial and operating performance and in making strategic business decisions. T1 believes that Adjusted EBITDA, when considered together with the corresponding GAAP financial measures, provides meaningful supplemental information by excluding items that may not be representative of its core business, operating results, or future outlook. However, Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) from continuing operations or any other measure of performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA has been reconciled to the nearest GAAP measure for historical periods in the table entitled “Reconciliation of Non-GAAP Measures to Most Comparable Amounts” set forth on Annex A of this press release. However, T1 is unable to provide a reconciliation for the forward-looking Adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, T1’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

T1 Energy Inc.	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$182,450	$72,641
Restricted cash	81,203	4,004
Accounts receivable trade, net - related parties	84,481	—
Government grants receivable, net	36,376	687
Inventory	116,043	274,549
Advances to suppliers	137,532	164,811
Other current assets	5,989	4,370
Current assets of discontinued operations	19,418	50,959
Total current assets	663,492	572,021
Restricted cash	7,120	—
Property and equipment, net	302,302	293,633
Goodwill	57,449	74,527
Intangible assets, net	180,481	283,506
Right-of-use asset under operating leases	151,166	112,159
Other assets	10,098	—
Total assets	$1,372,108	$1,335,846
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,323	$61,745
Accrued liabilities and other	47,224	93,318
Deferred revenue	56,731	48,698
Derivative liabilities	11,661	14,905
Current portion of long-term debt	46,357	42,867
Current portion of long-term debt - related party	—	51,500
Accounts payable and accrued liabilities - related parties	162,754	52,534
Current liabilities of discontinued operations	47,538	44,557
Total current liabilities	463,588	410,124
Long-term deferred revenue	48,189	32,000
Convertible note	152,960	—
Convertible note - related party	—	80,698
Operating lease liability	143,534	105,687
Long-term debt	137,303	188,316
Long-term debt - related party	53,538	238,896
Deferred tax liability	3,758	21,227
Other long-term liabilities	47,353	21,761
Total liabilities	1,050,223	1,098,709
Commitments and contingencies
Redeemable preferred stock
Convertible series A preferred stock, $0.01 par value, 0 and 5,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively, (includes accrued dividends of $0 as of December 31, 2025, and accrued dividends and accretion of $87 as of December 31, 2024)	—	48,375
Convertible series B preferred stock, $0.01 par value, 1,600 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively (includes accrued dividends of $160 and $0 as of December 31, 2025 and 2024, respectively)	17,805	—
Convertible series B-1 preferred stock, $0.01 par value, 5,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively (includes accrued dividends of $500 and $0 as of December 31, 2025 and 2024, respectively)	53,710	—
Equity:
Common stock, $0.01 par value, 266,267 and 155,928 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,663	1,559
Additional paid-in capital	1,358,992	971,416
Accumulated other comprehensive loss	(18,213)	(58,975)
Accumulated deficit	(1,093,072)	(725,238)
Total equity	250,370	188,762
Total liabilities, redeemable preferred stock and equity	$1,372,108	$1,335,846

T1 Energy Inc.	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net sales	$11,613	$—	$168,463	$—
Net sales - related party	346,941	2,942	586,832	2,942
Total net sales	358,554	2,942	755,295	2,942
Cost of sales	374,663	1,714	699,714	1,714
Gross profit	(16,109)	1,228	55,581	1,228
Operating expenses:
Selling, general and administrative	66,306	30,604	235,316	79,196
Impairment of intangible assets	160	1,038	54,832	1,038
Total operating expenses	66,466	31,642	290,148	80,234
Operating loss from continuing operations	(82,575)	(30,414)	(234,567)	(79,006)
Other (expense) income:
Warrant liability fair value adjustment	(11,224)	(2,585)	(8,356)	(1,291)
Derivative liabilities fair value adjustment	(26,632)	(14,905)	(31,223)	(14,905)
Loss on settlement of derivative liability	—	—	(5,836)	—
Loss on debt extinguishment	(8,753)	—	(8,753)	—
Impairment of assets previously classified as held for sale	(10,883)	—	(16,057)	—
Interest (expense) income, net	(9,800)	(234)	(37,093)	3,393
Foreign currency transaction (loss) gain	11	7	(200)	563
Other income, net	(1,971)	1,612	1,355	8,685
Total other expense	(69,252)	(16,105)	(106,163)	(3,555)
Loss from continuing operations before income taxes	(151,827)	(46,519)	(340,730)	(82,561)
Income tax benefit	(1,203)	15,771	19,372	15,760
Net loss from continuing operations	(153,030)	(30,748)	(321,358)	(66,801)
Net loss from discontinued operations, net of tax	(36,097)	(336,399)	(46,476)	(383,753)
Net loss	(189,127)	(367,147)	(367,834)	(450,554)
Net loss attributable to non-controlling interests	—	—	—	402
Preferred dividends and accretion	(910)	(87)	(3,511)	(87)
Preferred deemed dividend	—	—	(7,777)	—
Tranche right deemed dividend	—	—	(1,667)	—
Net loss attributable to common stockholders	$(190,037)	$(367,234)	$(380,789)	$(450,239)

Weighted average shares outstanding:
Weighted average shares of common stock outstanding - basic and diluted	218,398	141,848	173,640	140,538

Net loss per share attributable to common stockholders:
Net loss per share from continuing operations - basic and diluted	$(0.70)	$(0.22)	$(1.93)	$(0.48)
Net loss per share from discontinued operations - basic and diluted	$(0.17)	$(2.37)	$(0.26)	$(2.72)
Net loss per share - basic and diluted	$(0.87)	$(2.59)	$(2.19)	$(3.20)

Other comprehensive loss:
Net loss	$(189,127)	$(367,147)	$(367,834)	$(450,554)
Foreign currency translation adjustments	(2,407)	(24,940)	40,762	(40,149)
Total comprehensive loss	(191,534)	(392,087)	(327,072)	(490,703)
Comprehensive loss attributable to non-controlling interests	—	—	—	402
Preferred dividends and accretion	(910)	(87)	(3,511)	(87)
Preferred deemed dividend	—	—	(7,777)	—
Tranche right deemed dividend	—	—	(1,667)	—
Comprehensive loss attributable to common stockholders	$(192,444)	$(392,174)	$(340,027)	$(490,388)

T1 Energy Inc.	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(367,834)	$(450,554)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	11,397	7,751
Depreciation and amortization	93,296	10,455
Impairment of intangible assets	54,832	1,038
Impairment of assets previously classified as held for sale	16,057	—
Change in valuation allowance	8,206	311,858
Reduction in the carrying amount of long-term investments due to license termination	—	21,028
Change in fair value of derivative liabilities	31,223	14,905
Loss on debt extinguishment	8,753	—
Loss on settlement of derivative liability	5,836	—
Gain on sale of property and equipment	(5,675)	—
Amortization of debt issuance costs, premium and discount	14,629	—
Reduction in the carrying amount of right-of-use assets	6,420	1,988
Warrant liability fair value adjustment	8,356	1,291
Deferred income taxes	(13,995)	(22,159)
Foreign currency transaction net unrealized loss (gain)	(303)	(1,538)
Other	4,325	1,434
Changes in operating assets and liabilities:
Accounts receivable trade, net - related parties	(77,214)	—
Government grants receivable, net	(35,689)	—
Inventory	158,506	—
Other assets	(5,088)	—
Advances to suppliers and other current assets	19,519	(7,885)
Accounts payable, accrued liabilities and other	135,142	7,571
Deferred revenue	24,764	—
Net cash provided by (used in) operating activities	95,463	(102,817)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	1,202	22,735
Purchases of property and equipment	(78,799)	(50,830)
Proceeds from the sale of property and equipment	50,000	—
Purchase of equity investment	(5,000)	—
Business acquisition, net of cash acquired	—	(109,636)
Net cash used in investing activities	(32,597)	(137,731)
Cash flows from financing activities:
costs	49,831	50,000
Repayment of Senior Secured Credit Facility	(42,867)	—
Extinguishment of long-term debt - related party	(240,903)	—
Proceeds from issuance of Convertible Notes, net of underwriting fees	154,157	—
Payment of debt issuance costs	(8,090)	—
Payment for non-controlling interest	—	(4,130)
Equity-based compensation tax withholding	(101)	—
Proceeds from Common Stock Offering, net of underwriting fees	151,743	—
Proceeds from Registered Direct Offering, net of placement fees	68,040	—
Payment of costs related to equity offerings	(1,892)	—
Net cash provided by financing activities	129,918	45,870
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	1,344	(4,419)
Net decrease in cash, cash equivalents, and restricted cash	194,128	(199,097)
Cash, cash equivalents, and restricted cash at beginning of period	76,645	275,742
Cash, cash equivalents, and restricted cash at end of period	$270,773	$76,645
Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$182,450	$72,641
Restricted cash	88,323	4,004
Cash, cash equivalents, and restricted cash	$270,773	$76,645

T1 Energy Inc.	News Release

T1 ENERGY INC.

RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss	$(189,127)	$(367,147)	$(367,834)	$(450,554)
Net loss from discontinued operations, net of tax	36,097	336,399	46,476	383,753
Net loss from continuing operations	(153,030)	(30,748)	(321,358)	(66,801)
Adjustments to decrease (increase) net loss from continuing operations
Interest expense (income), net	$9,800	$234	$37,093	$(3,393)
Income tax expense (benefit)	1,203	(15,771)	(19,372)	(15,760)
Depreciation and amortization	24,666	1,178	93,296	1,658
Impairment of intangible assets	160	1,038	54,832	1,038
Impairment of assets previously classified as held for sale	10,883	—	16,057	—
Warrant liability fair value adjustment	11,224	2,585	8,356	1,291
Derivative liabilities fair value adjustment	26,632	14,905	31,223	14,905
Loss on settlement of derivative liability	—	—	5,836	—
Loss on debt extinguishment	8,753	—	8,753	—
Other (income) expense, net	1,971	(1,612)	(1,355)	(8,685)
Share-based compensation expense	4,294	2,139	11,397	6,898
Transaction and nonrecurring expenses(1)	2,919	13,791	10,288	15,463
Adjusted EBITDA	$(50,525)	$(12,261)	$(64,954)	$(53,386)

(1)	Transaction and nonrecurring expenses of $10.3 million and $2.9 million for the three months and year ended December 31, 2025, respectively, were primarily related to non-recurring legal costs in connection with the evaluation, interpretation, and implementation of provisions under the Inflation Reduction Act (“IRA”) and the One Big Beautiful Bill Act (“OBBBA”) and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements. Transaction and nonrecurring expenses of $13.8 million and $15.5 million for the three months and year ended December 31, 2024, respectively, were primarily related to the Trina Business Combination.

T1 Energy Inc.	News Release